As filed with the Securities and Exchange Commission on July 5, 2000

                                               Registration No.


                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                               --------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               --------------------

                         SIMPSON MANUFACTURING CO., INC.
           (Exact name of registrant as specified in its charter)

                 Delaware                                    94-3196943
      (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                    Identification No.)


           4637 Chabot Drive, Suite 200, Pleasanton, California 94588
              (Address of Principal Executive Offices)    (Zip Code)

                               1994 STOCK OPTION PLAN
                               (Full title of the plan)

                                Michael J. Herbert
                              Chief Financial Officer
                            4637 Chabot Drive, Suite 200
                              Pleasanton, CA  94588
                        (Name and address of agent for service)

                                   (925) 460-9912
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
Title of securities to be registered: Common Stock (without par value) Amount to be registered: 500,000
Proposed maximum offering price per unit (1):  $48.093875
Proposed maximum aggregate offering price (1):  $24,046,875
Amount of registration fee:  $6,348.38

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange on July 3, 2000.

Registrant filed a Form S-8 Registration Statement (File No. 33-85662) on October 27, 1994 (the "Original S-8"), to register 1,200,000 shares of Registrant's Common Stock that are reserved for issuance under Registrant's 1994 Stock Option Plan (the "Plan"). Registrant also filed a Form S-8 Registration Statement (File No. 333-37325) on October 6, 1997 (the "Second S-8"), to register an additional 300,000 shares of Registrant's Common Stock that are reserved for issuance under the Plan. This Form S-8 Registration Statement registers an additional 500,000 shares of Registrant's Common Stock that are reserved for issuance under the Plan. Registrant incorporates herein by reference the contents of the Original S-8 and the Second S-8.

At their annual meeting on May 16, 2000, the shareholders of Registrant approved an amendment of the Plan to provide that up to 2,000,000 shares of Registrant's Common Stock, rather than 1,500,000 shares, may be issued on exercise of options granted under the Plan. A copy of the Plan, as so amended, is filed as Exhibit 4.1 hereto.

Item 8.  Exhibits.

     4.1  Registrant's 1994 Stock Option Plan, as amended through May 16,
          2000

     5.1 Opinion of Shartsis, Friese & Ginsburg LLP as to the legality of the securities being registered

     23.1  Consent of PricewaterhouseCoopers LLP

     23.2  Consent of Shartsis, Friese & Ginsburg LLP (contained in Exhibit
           5.1)

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on July 5, 2000.

                                    SIMPSON MANUFACTURING CO., INC.
                                    (Registrant)


                                    By:  /s/ Michael J. Herbert
                                         -----------------------
                                            Michael J. Herbert
                                         Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Herbert his or her attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                        DATE

/s/ Thomas J Fitzmyers                           July 5, 2000
----------------------------------
Thomas J Fitzmyers,
President, Chief Executive Officer
and Director (Principal Executive
Officer)

/s/ Michael J. Herbert                           July 5, 2000
----------------------------------
Michael J. Herbert,
Chief Financial Officer, Treasurer,
and Secretary (Principal Financial
and Accounting Officer)

/s/ Barclay Simpson                              July 5, 2000
----------------------------------
Barclay Simpson,
Chairman of Board of Directors

/s/ Earl F. Cheit                                July 5, 2000
----------------------------------
Earl F. Cheit,
Director

/s/ Stephen B. Lamson                            July 5, 2000
----------------------------------
Stephen B. Lamson,
Director

/s/ Peter N. Louras                              July 5, 2000
----------------------------------
Peter N. Louras,
Director


----------------------------------
Sunne Wright McPeak,
Director

/s/ Barry Lawson Williams                        July 5, 2000
----------------------------------
Barry Lawson Williams,
Director

                               INDEX TO EXHIBITS




Exhibit                                                         Sequentially
Number                        Description                       Numbered Page
-------  -----------------------------------------------------  -------------

  4.1    1994 Stock Option Plan, as amended through
         May 16, 2000                                                    6

  5.1    Opinion of Shartsis, Friese & Ginsburg LLP as to
         the legality of the securities being registered                16

 23.1    Consent of PricewaterhouseCoopers LLP                          17

 23.2    Consent of Shartsis, Friese & Ginsburg LLP
         (contained in Exhibit 5.1)